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Exhibit 23.4

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report on U.S. Communications, Inc. dated April 21, 1995 included in the Form 8-K/A-2 of SA Telecommunications, Inc. (now known as SA Telecommunications, Inc.) dated July 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                              Duff and Anderson, P.C.

                              /s/ Duff and Anderson, P.C.

Levelland, Texas
March 1, 1996